UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         HMG/COURTLAND PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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          N/A

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          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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

                                                                PRELIMINARY COPY
                                                                ----------------




                         HMG/COURTLAND PROPERTIES, INC.
                            1870 South Bayshore Drive
                          Coconut Grove, Florida 33133
                     ---------------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 25, 2003
                     --------------------------------------

                                                                   June 27, 2003
TO THE SHAREHOLDERS:

         The annual meeting of shareholders of HMG/Courtland Properties, Inc. (the "Company") will be held at 10:30 A.M., on Friday, July 25, 2003, at the Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

     1.   To elect a Board of Directors;

     2. To act upon the renewal of the Advisory Agreement between the Company and HMG Advisory Corp.;

     3. To transact such other business as may properly come before the meeting.

         The record date for determining shareholders entitled to notice of and to vote at the annual meeting is June 13, 2003.

         Enclosed is a copy of the Company's Annual Report to Shareholders (Form 10-KSB) for the fiscal year ended December 31, 2002.

         It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

                                           By Order of the Board of Directors

                                                    Lawrence I. Rothstein
                                                    President and Secretary

                                 PROXY STATEMENT
                                       OF
                         HMG/COURTLAND PROPERTIES, INC.

         The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on June 27, 2003. If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company (the "Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder. If no instructions are given, they will be voted for the election of Directors nominated by the Board of Directors and for approval of the renewal of the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Adviser"). Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

         Holders of Shares of record at the close of business on June 13, 2003 are entitled to notice of and to vote at the meeting. On that date, there were 1,089,135 Shares outstanding. Each Share is entitled to one vote on all business of the meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of June 13, 2003, Transco Realty Trust ("Transco"), 1870 South Bayshore Drive, Coconut Grove, Florida 33133, was the beneficial owner of 477,300 Shares, or 44% of the outstanding Shares, and Emanuel Metz, CIBC Oppenheimer Corp., One World Financial Center, 200 Liberty Street, New York, New York 10281, was the beneficial owner of 59,500 Shares, or 5% of the outstanding Shares. Beneficial ownership is based on sole voting and investment power.

         The Company has been advised by its officers and nominees for directors, and their affiliated shareholders, Transco, Courtland Group, Inc. ("CGI") and T.G.I.F. Texas, Inc. ("T.G.I.F.") that they intend to vote for the election of each of the nominees and for the approval of the Advisory Agreement. Such shareholders own in the aggregate 634,430 shares, or 58% of the outstanding Shares. As a result, each of the nominees is expected to be elected as a Director and the Advisory Agreement is expected to be approved. As noted below, certain Directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Adviser. See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding Shares.

                              ELECTION OF DIRECTORS

         The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors. In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of Directors. The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees have been elected previously by the shareholders.

         An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for the election of each Director.

         Set forth below is certain information about each current Director, each nominee for Director and the Shares held by all Directors and executive officers.


                                        Shares Held as of a June 13, 2003
                                        ---------------------------------




                        Principal Occupation or                           Additional Shares in
Name, Age, Year First   Employment During the Past     Shares Owned by    which the Nominee
Became a Director or    Five Years Other than with     the Nominee or     has, or Participates    Total Shares and
Officer of the          the Company and Other          Members of His     in, the Voting or       Percent of Class
Company                 Information                    Family (1)         Investment Power(2)     (6)
-----------             --------------------------     ------------       -------------------     -------------

Maurice Wiener          Chairman of the Board          65,100(4)          541,830(3)              606,930
61-1974                 and Chief Executive Officer                                               52%
Chairman of the Board   of the Adviser; Executive
of Directors, and       Trustee, Transco Realty
Chief Executive         Trust; Director, T.G.I.F.
Officer                 Texas, Inc.; Chairman of the
                        Board and Chief Executive
                        Officer of CGI

Lawrence I. Rothstein   Director, President,           50,000(4)          541,830(3)              591,830
50-1983                 Treasurer and Secretary of                                                50%
Director, President,    Adviser; Trustee and
Treasurer and           Vice-President of Transco;
Secretary               Director, President, and
                        Secretary of CGI;
                        Vice-President of T.G.I.F.
                        Texas, Inc.

Walter G. Arader        President, Arader, Herzig      15,400(4)                0                  15,400
84-1977                 and Associates, inc.                                                         1%
Director                (financial and management
                        consultants); Director,
                        United Video, Inc.; Former
                        Secretary of Commerce,
                        Commonwealth of Pennsylvania




                                       3



                                        Shares Held as of a June 13, 2003
                                        ---------------------------------

                        Principal Occupation or                           Additional Shares in
Name, Age, Year First   Employment During the Past     Shares Owned by    which the Nominee
Became a Director or    Five Years Other than with     the Nominee or     has, or Participates    Total Shares and
Officer of the          the Company and Other          Members of His     in, the Voting or       Percent of Class
Company                 Information                    Family (1)         Investment Power(2)     (6)
-----------             --------------------------     ------------       -------------------     -------------


John B. Bailey          Real estate consultant;        12,100(4)                0                  12,100
76-1971                 Retired CEO, Landauer                                                        *
Director                Associates, Inc. (real
                        estate consultants)
                        (1977-1988)

Harvey Comita           Business Consultant;           10,000(4)          477,300(5)              487,300
73-1992                 Trustee, Transco Realty                                                     41%
Director                Trust; President and
                        Director of Pan-Optics, Inc.
                        (1971-1991); Director of
                        Mediq, Incorporated
                        (1981-1991)

All Directors and                                     170,600(4)          541,830(3)              712,430
Executive Officers as                                                                               61%
a Group

----------------------

*        Less than one percent

(1) Unless otherwise indicated, beneficial ownership is based on sole voting and investment power with respect to the Shares.

(2) Shares listed in this column represent Shares held by entities with which the Directors or officers are associated. The Directors, officers and members of their families have no ownership rights in the Shares listed in this column. See note 3 below.

(3) This number includes the number of Shares held by Transco (477,300 Shares), CGI (54,530 shares) and T.G.I.F. Texas, Inc. ("T.G.I.F.") (10,000 shares). Several of the Directors of the Company are directors, trustees, officers or shareholders of Transco, CGI and T.G.I.F.

(4) This number includes shares subject to options granted under the 2000 Stock Option Plan as follows: Mr. Wiener, 30,000; Mr. Rothstein, 25,000; 5,000 each to Mr. Arader, Mr. Bailey, and Mr. Comita; and 8,000 to one officer who is not a director. Reference is made to "Compensation of Directors and Executive Officers and Other Transactions" for further information about the 2000 Stock Option Plan.

(5) This number represents the number of shares held by Transco, of which Mr. Comita is a Trustee.

(6)  This percentage assumes the exercise of all outstanding options.

         Mr. Wiener is the executive trustee of Transco and holds 37% of its stock. Mr. Wiener is also director and officer of CGI which owns 32% of Transco's stock. Mr. Wiener is Chairman of the Board, Chief Executive Officer and a 65% shareholder of CGI. Mr. Wiener is a director and 18% shareholder of TGIF. Mr. Wiener is the cousin of Bernard Lerner, Vice President of the Company's subsidiary, Courtland Investments, Inc.

         For information concerning relationships of certain directors and officers of the Company to the Adviser, see "Amendment and Approval of Advisory Agreement."

         As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases, persons who are neither directors nor officers of the Company.

Meetings of the Board of Directors

         The Board of Directors held three meetings during 2002. During this period all of the Directors of the Company attended at least 75% of the total number of meetings of the Board and any Committee of which they were a member.

Committees of the Board of Directors

         The Board of Directors has an Audit Committee and a Stock Option Committee. The Company does not have a Compensation Committee or a Nominating Committee. Messrs. Arader, and Comita serve as members of the Audit Committee. The Audit Committee met three times during 2002.

         Messrs. Arader Bailey and Comita serve as members of the Stock Option Committee. The Committee is authorized to grant options to officers and key employees of the Company. The Stock Option Committee did not meet during 2002.

                          REPORT OF THE AUDIT COMMITTEE

         The primary purpose of the Audit Committee is to assist the Board in monitoring the in integrity of our financial statements, our independent auditor's qualifications and independence, the performance of our independent auditors, and our compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the American Stock Exchange. The Committee operates pursuant to a charter that was last amended by the Board on June __, 2003. A copy of the current charter is attached to this Proxy Statement as Annex A.

         Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for the Company's 2002 fiscal year, BDO Seidman LLP, were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

         Based on the reviews, reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations, efforts and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that BDO Seidman LLP is in fact "independent."

                                           Members of the Audit Committee

                                           Walter G. Arader
                                           Harvey Comita

                         INDEPENDENT PUBLIC ACCOUNTANTS

         BDO Seidman LLP has served as our independent accounting firm since January 1, 1995. In performing its oversight role, the Audit Committee reviewed whether to retain BDO Seidman LLP as our independent accounting firm for the 2003 fiscal year as part of its regular process of recommending an independent auditor to the Board. The Committee has recommended to the Board of Directors the selection of BDO Seidman LLP as the Company's independent auditors for 2003, and the Board has concurred in its recommendation. A representative of BDO Seidman LLP is not expected to be present at the Annual Meeting.

         The aggregate fees billed by BDO Seidman LLP to the Company for the year ended


December 31, 2002 are as follows:

                               Fees of Accountants

Audit Fees, including review of quarterly financial statements.........................................$ 87,000
Financial Information Systems Design and Implementation Fee............................................     -0-
All Other Fees
         Audit Related.................................................................................     -0-
         Other (consists of fees related to tax compliance and planning)...............................  45,000
                  Total All Other Fees ................................................................  45,000
                                                                                                       ----------
         Total Fees....................................................................................$ 132,000

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Executive officers receive no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the Stock Option Plan.

         Compensation of Directors. Each Director receives an annual fee of $8,000, plus expenses and $500 for each meeting attended of the Board of Directors.

         Exercise and Grant of Options. The following table sets forth currently outstanding grants of options to the executive officers. During 2001, the Stock Option Committee granted to each director an option to purchase 5,000 shares. No options were granted or exercised during 2002.

        Outstanding Option Grants
        -------------------------

                                            Shares Subject to
        Name of Executive Officer          Grant of Options(1)
        -------------------------          -------------------

        Maurice Wiener                                 30,000(2)
        Chairman of the Board and
        Chief Executive Officer

        Lawrence I. Rothstein                          25,000(2)
        Director, President and                        ---------
        Chief Financial Officer

                        TOTAL                          55,000

(1) These options were granted Mr. Wiener and Mr. Rothstein at an exercise price of $8.33 and $7.57, respectively. The closing price for the Company's Shares on the American Stock Exchange was $7.57 per Share on June 25, 2001, the date of grant. All options expire on June 24, 2011.
(2)      Represents 35% and 29%, respectively, of all options granted.

         Section 16(a) Beneficial Ownership reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of change in beneficial ownership of the Company's Shares. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that during 2002, its officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discussion describes the organizational structure of the Company's subsidiaries and affiliates.

Transco Realty Trust ("Transco")
--------------------------------

         Transco is a publicly-held 44% shareholder of the Company. Mr. Wiener is the executive trustee and an officer of Transco and holds approximately 34% of Transco's stock. Mr. Rothstein serves as a trustee and an officer of Transco. Mr. Comita serves as a trustee of Transco.

Courtland Group, Inc. ("CGI")
-----------------------------

         CGI owns approximately 32% of Transco's stock and approximately 5% of the Company's common stock. Mr. Weiner is Chairman of the Board and a 65% shareholder of CGI. Mr. Rothstein serves as Director and president of CGI. CGI served as the Company's investment adviser until December 31, 1997.

HMG Advisory Corp. (the "Adviser")
----------------------------------

         The day-to-day operations of the Company are handled by the Adviser. Reference is made to "Approval of Advisory Agreement" below for further information about the duties and remuneration of the Adviser. The Adviser is majority-owned by Maurice Wiener, its Chairman and CEO.

Courtland Investments, Inc. ("CII")
-----------------------------------

         The Company owns a 95% non-voting interest in CII. The other 5% (which represents 100% of the voting stock) is owned by a wholly-owned subsidiary of Transco. In May 1998, the Company and the Transco subsidiary entered into a written agreement in order to confirm and clarify the terms of their previous continuing arrangement with regard to the ongoing operations of CII, all of which provide the Company with complete authority over all decision making relating to the business, operation, and financing of CII consistent with its status as a real estate investment trust.

         CII and its wholly-owned subsidiary own 100% of Grove Isle Club, Inc. Grove Isle Yacht Club Associates and Grove Isle Marina, Inc. CII also owns 15% of Grove Isle Associates, Ltd., and the other 85% is owned by the Company.

HMG-Fieber Associates ("Fieber")
--------------------------------

         The Company owns a 70% interest in Fieber and the other 30% is owned by NAF Associates ("NAF").

         The following discussion describes all material transactions, receivables and payables involving related parties. The Company believes that all of the transactions described below were on terms as favorable to the Company as comparable transactions with unaffiliated third parties.

The Adviser
-----------

         As of December 31, 2002 and 2001 the Adviser owed the Company approximately $648,000 and $191,000, respectively. In March 2003 a cash payment of $500,000 was received from the Adviser which brought the balance due from the Adviser down to approximately $259,000. Such sum bears interest at the prime rate plus 1% and is due on demand.

         Effective December 1, 1999, the Adviser began leasing its executive offices from CII pursuant to a lease agreement. This lease agreement is at the going market rate for similar property and calls for base rent of $48,000 per year payable in equal monthly installments. Additionally, the Adviser is responsible for all property insurance, utilities, maintenance and security expenses relating to the leased premises. The lease term is five years.

CGI
---

         As of December 31, 2002 and 2001, CGI owed the Company $317,000 and $300,000, respectively. In March 2003 a cash payment of approximately $17,000 was received from CGI which brought the balance due from CGI down to $300,000. Such sums bear interest at the prime rate plus 1% and are due on demand.

CII - T.G.I.F. Texas, Inc.
--------------------------

         CII owns approximately 49% of the outstanding shares of T.G.I.F. Texas, Inc. ("T.G.I.F."). Mr. Wiener is a director and officer of T.G.I.F. and owns, directly and indirectly, approximately 18% of the outstanding shares of T.G.I.F. As of December 31, 2002 and 2001, T.G.I.F. had amounts due from Mr. Wiener in the amount of approximately $707,000 and $718,000, respectively. These amounts are due on demand and bear interest at the prime rate. Also, T.G.I.F. owns 10,000 shares of the Company. The Adviser received a management fee of $18,000 per year from T.G.I.F for the years ended December 31, 2002 and 2001.

         As of December 31, 2002 and 2001 CII owed approximately of $3.7 million to T.G.I.F. All advances between CII and T.G.I.F. are due on demand and bear interest at the prime rate plus 1%.

CII - Grove Isle
----------------

         In 1986, CII acquired from the Company the rights to develop the marina at Grove Isle for a promissory note of $620,000 with interest payable at an annual rate equal to the prime rate. The principal matures on January 2, 2006. Interest payments are due each January 2. Because the Company consolidates CII, the note payable and related interest income are eliminated in consolidation.

         The Company holds a demand note due from CII bearing interest at the prime rate plus 1% with an outstanding balance of $3,111,000 and $2,508,000 as of December 31, 2002 and 2001, respectively. During 2002 and 2001, advances from the Company to CII totaled $769,000 and $1,553,000, respectively. Repayments from CII to the Company during 2002 and 2001 were $166,000 and $400,000, respectively. Accrued and unpaid interest is capitalized and included in advances. Because CII is a 95%-owned consolidated subsidiary of the Company, the note payable and related interest are eliminated in consolidation.

         The Company's demand note from Grove Isle Yacht Club Associates (GIYCA, a wholly-owned subsidiary of CII) was repaid during 2002. As of December 31, 2001 the outstanding balance was $243,000. Accrued and unpaid interest of approximately $11,000 was also repaid by GIYCA. During 2001 advances from the Company to GIYCA totaled $2,000. Repayments from GIYCA to the Company during 2002 and 2001 were $243,000 and $897,000, respectively.

Transco - South Bayshore Associates ("SBA")
-------------------------------------------

         SBA is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively. The major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $447,000 in principal and interest as of December 31, 2002 compared to a balance of $453,000 as of December 31, 2001.

         The Company holds a demand note from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of December 31, 2002 and 2001 was approximately $1,100,000, in principal and accrued interest. No payments were made in 2002 and 2001, and accrued and unpaid interest was not capitalized. Because the Company consolidates SBA, the note payable and related interest income is eliminated in consolidation.

Exercised Stock Options and Related Promissory Notes
----------------------------------------------------

         On August 24, 2000, certain officers and directors of the Company exercised all of their stock options and purchased a total of 70,000 shares of the Company's common stock for $358,750. The company received $70,000 in cash and $288,750 in promissory notes for the balance. These promissory notes bear interest at 6.18% per annum payable quarterly in arrears on the first day of January, April, July and October. The outstanding principal is due on August 23, 2005 and the notes are collateralized by the stock.

                               APPROVAL OF RENEWAL
                            OF THE ADVISORY AGREEMENT

         The Advisory Agreement. At the 2002 annual meeting of shareholders, the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Adviser") was amended and renewed for a one-year term expiring on December 31, 2003. On April 11, 2003, the Board of Directors approved, subject to shareholder approval, the renewal of the Advisory Agreement between the Company and the Adviser for a term commencing January 1, 2004, and expiring December 31, 2004.

         Under the terms of the Advisory Agreement, the renewal must be approved by the holders of a majority of the Shares. If the shareholders approve the Advisory Agreement, it will be amended and renewed for a one-year term.

         The Adviser is majority owned by Mr. Wiener with the remaining shares owned by certain officers, including Mr. Rothstein. The officers and directors of the Adviser are as follows: Maurice Wiener, Chairman of the Board and Chief Executive officer; Lawrence I. Rothstein, President, Treasurer, Secretary and Director; and Carlos Camarotti, Vice President - Finance and Assistant Secretary.

         The following description of the Advisory Agreement contains a summary of its material terms.

         General Provisions. The Advisory Agreement is not assignable without the consent of the unaffiliated Directors of the Company and the Adviser. The Advisory Agreement provides that officers, directors, employees and agents of the Adviser or of its affiliates may serve as Directors, officers or agents of the Company.

         Duties of Adviser. The Adviser in performing its duties under the Advisory Agreement is at all times subject to the supervision of the Directors of the Company and has only such authority as the Directors delegate to it as their agent. The Adviser counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company. Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Adviser also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Adviser provides executive and administrative personnel, office space and services required in rendering such services to the Company. To the extent required to perform its duties under the Agreement, the Adviser may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

         Allocation of Expenses. Under the Advisory Agreement, the Adviser pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Adviser; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Adviser; and travel (to the extent not paid by any party other than the Company or the Adviser) and advertising expenses incurred in seeking investments for the Company.

         The Company is required to pay all expenses of the Company not assumed by the Adviser, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Adviser, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of Directors' liability insurance) incurred in connection with the protection of the Company's property as required by the Directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company, including a dividend reinvestment plan, if any; (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities; (j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (1) general legal, accounting and auditing fees and expenses; (in) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Adviser, fees and expenses incurred by the Directors, officers and employees in attending Directors' meetings, and fees and travel and other expenses incurred by the Directors and officers and employees of the Company who are not affiliates of the Adviser.

         Expenses relating to the grant of options to all officers and employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

         Remuneration of the Adviser. For services rendered under the advisory agreement that was in effect during 2002, the Adviser was entitled to receive as regular compensation a monthly fee equal to the sum of (a) $55,000 (equivalent to $660,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month. In 2002 and 2001, the Adviser's annual regular compensation amounted to $660,000.

         On September 20, 2002, shareholders approved (effective January 1,
2003) the
amendment and renewal of the Advisory Agreement, and increased the Adviser's regular compensation to $75,000 per month, or $900,000 per year, and continued to receive the additional fee of 20% of the amount of any unrefunded commitment fees received by the Company as outlined above. The Adviser continues to receive the incentive compensation outlined below.

         The Advisory Agreement also provides that the Adviser shall receive incentive compensation for each fiscal year of the Company equal to the sum of
(a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary nonrecurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company. "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Adviser, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments. "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

         If and to the extent that the Company requests the Adviser, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Adviser under the Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Adviser. The Adviser received $30,000 in 2000 and 2001 for managing certain of the Company's affiliates.

         Set forth below is the aggregate compensation paid to the Adviser during the two fiscal years ended December 31, 2001 and 2002.


         Form of Compensation                         Amount
         --------------------                         ------

                                              2002             2001
                                              ----             ----

Regular Compensation                       $   660,000         $ 660,000

20% of Unrefunded Commitment Fees                  -0-               -0-

Incentive                                          -0-           264,000

Management Fees                                 30,000            30,000
                                            ----------      ------------

Total                                      $   690,000         $ 954,000

         Brokerage Fees Paid the Adviser. Under the Advisory Agreement, the Adviser and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Adviser and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors of the Company and the Directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Adviser or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved. The Adviser and its affiliates may, subject to the same terms and conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

         Management of the Adviser. Set forth below are the names, offices with the Adviser and principal occupations of the current executive officers and directors of the Adviser.

                Name and Offices
                with the Adviser                        Principal Occupation
                ----------------                        --------------------

  Maurice Wiener                                    See "Election of Directors."
           Chairman of the Board of Directors
           and Chief Executive Officer


  Lawrence Rothstein                                See "Election of Directors."
           President, Treasurer, Secretary and
           Director

  Carlos Camarotti                                  Vice President and Assistant
           Vice President-Finance and               Secretary of the Adviser
           Assistant Secretary

         The Directors recommend that the shareholders approve the renewal of the Agreement. An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Agreement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by Directors, officers and employees of the Company personally, by telephone or by telegraph.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

         In order for proposals of shareholders to be considered for inclusion in the proxy materials for presentation at the 2004 annual meeting of shareholders, such proposals must be received by the Company no later than March 1, 2004.

                         ------------------------------

         A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2002, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133

                         -------------------------------

           YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING AND
                  RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE

                                                                         Annex A








                         HMG/COURTLAND PROPERTIES, INC.

                             AUDIT COMMITTEE CHARTER
                      (Amended and Restated June ___, 2003)


         The Board of Directors ("Board") of HMG/Courtland Properties, Inc. ("Corporation") has established an Audit Committee with the purposes, authority, responsibilities and specific duties described below.

I.       Purpose

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor's qualifications and independence, (3) the performance of the Corporation's independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

         The Audit Committee shall prepare the report required by the rules of the Securities and Exchange
Commission ("Commission") to be included in the Corporation's annual proxy statement.

II.      Committee Membership

         The Audit Committee shall consist of no fewer than two members. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board has determined that such service would not impair the ability of such member to effectively serve on the Audit Committee.

         The members of the Audit Committee shall be appointed, and may be removed, by the Board.

III.     Meetings

         The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall periodically meet with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.      Committee Authority and Responsibilities

         The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

         The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

         The Audit Committee shall make regular reports to the Board, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval and annually review the Audit Committee's own performance.

         The Audit Committee shall also:

         Financial Statement and Disclosure Matters

          1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-KSB.

          2. Review and discuss with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of its Form 10-QSB, including the results of the independent auditor's review of the quarterly financial statements and disclosures made in management's discussion and analysis.

          3. Discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies.

          4. Review and discuss reports from the independent auditors on:

               (a)  All critical accounting policies and practices to be used

               (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

               (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of passed adjustments.

          5. Discuss with management the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

          6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

          7. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

          8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          9. Discuss with management and the independent auditor whether there were any accounting adjustments that were proposed by the independent auditor but were determined by management as being immaterial or otherwise not necessary.

          10. Review any disclosures made to the Audit Committee by the Corporation's

     CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

     Oversight of the Corporation's Relationship with the Independent Auditor

          11. Review and evaluate the lead partner of the independent auditor team.

          12. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control review procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

          13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

          14. Establish policies for the Corporation's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

          15. Discuss with the independent auditor any issues on which the auditor's national office was consulted by the Corporation's audit team.

          16. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

          17. Obtain from the independent auditor assurance that the audit:

               (a) contains procedures designed to provide reasonable assurances of detecting illegal acts that would have a direct and material effect on the financial statements;

               (b) contains procedures designed to identify related party transactions that are material to the financial statements or otherwise require financial statement disclosure; and

               (c) includes an evaluation of the Corporation's ability to continue as a going concern during the ensuing fiscal year.

          18. Obtain reports from management and the independent auditor relating to the conformity by the Corporation and its subsidiary/foreign affiliated entities with applicable legal requirements and the Corporation's Code of Business Conduct and Ethics. Review reports and disclosures of affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Business Conduct and Ethics.

          19. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies, any employee complaints and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

          21. Discuss with the Corporation's General Counsel or outside counsel legal matters that may have a material impact on the financial statements or the Corporation's compliance policies.

V.  Limitations of Audit Committee's Role

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation's internal policies. These are the responsibilities of management and the independent auditor.

                                  [PRELIMINARY]


                                  FORM OF PROXY
                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                 HMG/COURTLAND
                                PROPERTIES, INC.

                                  July 25, 2003

                 Please Detach and Mail in the Envelope Provided



[X]      Please mark your
         votes as in this sample


                                                                                                         For    Against   Abstain
                          For   Withheld   Nominees:  M. Wiener
1.     Election of        [ ]    [ ]                  L. Rothstein      2. Approval of  renewal of       [ ]      [ ]       [ ]
       Directors                                      W. Arader            the Advisory Agreement
                                                      J. Bailey            between Company and
                                                      H. Comita            HMG Advisory Corp.

FOR except vote withheld
from the following nominees:



---------------------------


3. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof, all in accordance with the Company's Proxy Statement, receipt of which is hereby acknowledged.

This proxy when properly executed will be voted in accordance with the above instructions. In the absence of such specifications this proxy will be voted FOR
Proposals 1 and 2.

      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


Signature(s) __________________________________________________                         Date __________________________________

Note:  (Please sign exactly as your name appears.  Persons signing as executors, trustees, guardians, etc. please so indicate when signing.)


